Exhibit 99.1

HealthLynked Corp. Announces the Addition of Robert P. Mino to Its Board of Directors

NAPLES, Florida, Nov. 26, 2019 /PRNewswire/ -- InvestorsHub NewsWire -- HealthLynked Corp. (OTCQB: HLYK), a nationwide healthcare network focused on care management of its members and a provider of healthcare technologies that connects doctors, patients and medical data, is pleased to announce the addition of Robert P. Mino, JD, MBA, MS to its Board of Directors.

Mr. Mino is a registered patent attorney and a member of the Florida Bar. Leveraging broad commercial, operations, and legal experience, Mr. Mino offers wide-ranging business advice. Mr. Mino has served as General Counsel of Applied Food Technologies (a testing laboratory), General Manager at Somahlution (a medical device company) and Corporate Counsel and VP, Business Development at Sancilio Pharmaceuticals (a pharmaceutical and dietary supplement company), performing on the executive leadership teams of each.

Mr. Mino began his career conducting molecular biology research before holding several positions of increasing responsibility at Sigma Aldrich, Roche Diagnostics and Applied Biosystems, respectively, starting in field sales and culminating as the strategic marketing manager N. and S. America for DNA Sequencing. In 2011, Mr. Mino opened his own law and consulting practice where he practices today. He concurrently serves as the VP, Life Sciences for the Business Development Board of Palm Beach County.

Mr. Mino earned a JD, MBA, and MS (Medical Sciences) from University of Florida and a B.S. (Genetics) from the University of Georgia. He also earned a Certificate in Copyright Law from Harvard University and a Regulatory Affairs Certificate (Drug and Device) from RAPS. He lives with his wife, a physician, and daughter in Jupiter, Florida.

"I am pleased to welcome Mr. Mino to the HealthLynked board. His unique background in healthcare, sales and intellectual property will be of great value to board as we continue to develop our platform and improve all aspects of care management for our patient members," stated HealthLynked Chairman and CEO Michael Dent, MD.

"HealthLynked has an exceptionally promising platform to address several important market needs and I am honored to serve," said Mr. Mino about joining the HealthLynked Board of Directors.

About HealthLynked Corp.

HealthLynked Corp. provides a solution for both patient members and providers to improve healthcare through the efficient exchange of medical information. The HealthLynked Network is a cloud-based platform that allows members to connect with their healthcare providers and take more control of their healthcare. Members enter their medical information, including medications, allergies, past surgeries and personal health records, in one convenient online and secure location, free of charge. Participating healthcare providers can connect with their current and future patients through the system. Benefits to in-network providers include the ability to utilize the HealthLynked patent pending patient access hub "PAH" for patient analytics. Other benefits for preferred providers include HLYK marketing tools to connect with their active and inactive patients to improve patient retention, access more accurate and current patient information, provide more efficient online scheduling and to fill last minute cancelations using our "real time appointment scheduling" all within our mobile application. Preferred providers pay a monthly fee to access these HealthLynked services. For additional information about HealthLynked Corp. visit www.healthlynked.com and connect with HealthLynked on Twitter, Facebook, and LinkedIn.

Forward Looking Statements

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Our actual results, including as a result of any acquisitions, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "potential," "continue," "likely," "will," "would" and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by our management, and us are inherently uncertain. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Certain risks and uncertainties applicable to our operations and us are described in the "Risk Factors" section of our most recent Annual Report on Form 10-K and in other filings we have made with the U.S. Securities and Exchange Commission. These reports are available at www.sec.gov.Contacts:George O'Leary Chief Financial Officer goleary@healthlynked.com +1(800) 928-7144, ext. 99

Investor Relations Contacts: Stephanie Prince

PCG Advisory

Groupsprince@pcgadvisory.com

+1-646-762-4518

Jim Hock, Hanover International Inc.

jh@hanoverintlinc.com

+1-760-564-7400

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